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EXHIBIT 21.1

                   SUBSIDIARIES OF SA TELECOMMUNICATIONS, INC.

                                             STATE OF
NAME                                       INCORPORATION        OTHER NAMES
----                                       -------------        -----------
U.S. Communications, Inc.                      Texas          USC, USI, First Choice Long Distance
Southwest Long Distance Network, Inc.*         Arkansas
Long Distance Network, Inc.                    Texas
North American Telecommunications Corporation  Texas
Uniquest Communications, Inc.                  Texas
AddTel Communications, Inc.                    California     Addtel, Addcom

* Indirect Subsidiary